EXHIBIT 99.1
                                   [PSC Logo}
                            PSC INC. Corporate Office
          111 SW Fifth Avenue, Suite 4100 o Portland, OR 97204-3644 o
        Phone 503-553-3920 o Fax 503-553-3940 o Internet www.pscnet.com



PSC Inc. Contacts:
Investors:  Paul Brown                      Media:  Rebecca Green
            PSC Inc.                                Padilla Speer Beardsley
            (503)553-3920                           (212)752-8338
            paul.brown@pscnet.com                   rgreen@psbpr.com

LittleJohn & Co., L.L.C. Contacts:
            Chris Tofalli
            Broadgate Consultants, Inc.
            (212) 232-2226
            ctof@broadgate.com

                       PSC REACHES RESTRUCTURING AGREEMENT
                           WITH LITTLEJOHN & CO., LLC

              AFFILIATES OF LITTLEJOHN ACQUIRE ALL OUTSTANDING DEBT

                AFFILIATE OF LITTLEJOHN TO PROVIDE A $20 MILLION
                       DEBTOR-IN-POSSESSION LOAN FACILITY

                 PSC FILES PRE-NEGOTIATED JOINT CHAPTER 11 PLAN
                   WITH LITTLEJOHN TO IMPLEMENT RESTRUCTURING

   OPERATIONS TO CONTINUE UNINTERRUPTED AND TRADE CREDITORS TO BE PAID IN FULL

               INTERNATIONAL BUSINESS UNITS NOT AFFECTED BY FILING

PORTLAND, ORE. - NOVEMBER 22, 2002 - PSC INC. (OTCBB: PSCX), a global provider of integrated data collection solutions and services, today announced that affiliates of Littlejohn & Co., L.L.C., a private equity firm, purchased all of the Company's senior and subordinated debt, with the intention of converting a significant portion of this debt into equity through a financial reorganization. The amount of acquired senior and subordinated debt totals approximately $124 million. PSC also announced that, as part of the restructuring, an affiliate of Littlejohn will provide a debtor-in-possession loan facility of up to $20.0 million.

In order to implement the restructuring, PSC intends to file a voluntary petition for reorganization under Chapter 11, together with a pre-negotiated plan of reorganization jointly proposed with Littlejohn for its emergence from Chapter 11. The Chapter 11 filing will exclude PSC's international operations and will not have any effect on customers, employees or trade creditors.

The plan of reorganization calls for Littlejohn to convert a significant portion of the debt that it acquired into new equity which will substantially reduce the Company's debt. All of PSC's existing preferred and common stock will be canceled. Following the transaction, PSC will become a private company.

                                     -more-

PSC Inc./LittleJohn & Co.
Page 2

"The agreement with Littlejohn is excellent news for our customers worldwide because it means that the cloud of uncertainty that has created doubts about our long-term viability has been swept away. Customers can continue to purchase our products, with the knowledge that we will be able to continue to provide superior service, product upgrades and the flow of technological innovations that have come to distinguish us in the marketplace," said President and CEO Ed Borey.

 "I want to assure our customers worldwide that there will be no interruption in our ability to continue to serve their needs and meet our commitments to them as we complete our restructuring," Borey said. "Our current management team will remain in place, and there will be no changes in our customer support personnel. In short, we remain committed to serving our existing customers, renewing current contracts and writing new business."

"For our employees it means that PSC will be able to continue as an independent company, with a strengthened balance sheet and supportive new ownership that believes in the Company's future. Employees will continue to be paid as always and there will be no change in their benefits," said Borey. "The agreement is also excellent news for our trade creditors because the Company and Littlejohn have requested permission from the bankruptcy court to continue to pay all suppliers in the ordinary course of business for both pre- and post-Chapter 11 obligations."

Borey said that the Company's international operations are excluded from the filing. "We are aware that Chapter 11 has a vastly different connotation outside the U.S. and want to assure our international customers and suppliers that there will be no impact on our ability to support our international operations while we complete our restructuring. Rather, we will be a much stronger company on a worldwide basis as a result of today's action because any uncertainties relating to the financial condition of the parent company will have been removed."

Borey said that the restructuring marks the successful conclusion of a five-part plan that sought to:

         o        Attract and hire new executive management for the Company

         o        Stabilize the Company's cash flow by  eliminating  duplication
                  and  reducing   administrative   costs  by  consolidating  all
                  operations into Oregon

         o Sell or dispose of unprofitable or non-core operations that were not part of the Company's long-term strategic direction

         o Revitalize our distribution strategy to focus on direct sales demand creation and emphasize new product development

         o Create a Strategic Plan for the new PSC, reduce debt and attract new equity capital

                                     -more-

PSC Inc./LittleJohn & Co.
Page 3

"Today marks a new beginning for PSC that will allow the Company to move forward with a strengthened balance sheet and increased financial flexibility. The Company's issues have been financial, not operational, and this investment will provide it with a capital structure that will enhance, not inhibit, growth so PSC can build upon what has already been accomplished and develop to its fullest potential," said Michael Klein, President of Littlejohn & Co., LLC.

PSC Inc. filed its voluntary petition for reorganization under Chapter 11 in the
U. S. Bankruptcy Court for the Southern District of New York in Manhattan.



ABOUT PSC INC.

PSC provides innovative data-collection solutions for the retail supply chain worldwide. Its range of products includes mobile and wireless data-capture terminals, warehouse management software, self-checkout systems, and fixed-position and handheld bar code scanners. PSC products are used to improve efficiency, speed and agility in the retail, and warehouse and distribution sectors. PSC and Magellan are registered trademarks of PSC Inc. All other brand and product names may be trademarks of their respective companies. Headquartered in Portland, Oregon, PSC has major manufacturing facilities in Eugene Oregon, as well as sales and service offices throughout the Americas, Europe, Asia and Australia. Additional information is available by visiting www.pscnet.com or calling 1-800-695-5700.

ABOUT LITTLEJOHN & CO., LLC

Littlejohn & Co., LLC is a private investment firm based in Greenwich, Connecticut that makes control equity investments in mid-sized companies which could benefit from an operational or financial restructuring. Founded in 1996, the firm manages investment funds totaling $730 million.

For  additional   information  regarding  Littlejohn  contact:  Mr.  Christopher
Tofalli, Senior Vice President, Broadgate Consultants, Inc., One Exchange Plaza, 16th Floor, New York, NY 10006-3008, (212) 232-2226, ctof@broadgate.com.

                      FORWARD-LOOKING STATEMENT DISCLOSURE

The forward-looking statements contained in this release are based on estimates of future performance and are highly dependent upon a variety of factors, which could cause actual results to differ materially. These factors include the market acceptance of existing and new products, competitive product offerings and pricing pressures, the ability to control manufacturing and operating costs, the successful completion of the Company's restructuring efforts, achieving forecasted operating and cashflow projections, successfully reorganizing the Company's affairs through confirmation of a Plan of Reorganization under Chapter 11 of the US Bankruptcy Code, foreign currency and interest rate fluctuations, fulfillment of lending agreements and the disposition of legal issues. Reference should be made to filings with the Securities and Exchange Commission for further discussions of factors that could affect PSC's future results